SECOND AMENDMENT TO CREDIT AGREEMENT



      THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of September 2,1997, among MERIDIAN MEDICAL TECHNOLOGIES, INC. (as successor by merger to Brunswick Biomedical Corporation), a Delaware corporation (the "Borrower"), and ING (U.S.) CAPITAL CORPORATION (formerly known as Internationale Nederlanden (U.S.) Capital Corporation), a Delaware corporation ("ING"), constituting the sole Lender under the Credit Agreement referenced below (together with its successors and assigns, the "Lenders"), and ING in its capacity as Agent for the Lenders.

                                 WITNESSETH:
      RECITALS:
      A. The Borrower, the Lenders and the Agent have entered into a certain Credit Agreement, dated as of April 15, 1996 (as amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement"); capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

      B. The Borrower has requested an amendment to the Credit Agreement to increase the Revolving Loan Commitment from $5,000,000 to $6,500,000, and the Lenders have agreed to so amend the Credit Agreement on the terms and conditions set forth herein.

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. Amendment to Section 1. 1. Section 1. I of the Credit Agreement is hereby amended by adding thereto, in alphabetical order the following additional defined terms:

            "Account" means any "Account" (as such term is defined in Section 9-106 of the UCC) of the Borrower or any of its Subsidiaries arising from the sale or lease of goods or the providing of services.


            "Account Debtor" means any Person who is or becomes obligated to the Borrower or any of its Subsidiaries under, with respect to, or on account of, an Account.

            "Borrowing Base" means an amount in Dollars equal to eighty percent (80%) of Eligible Accounts plus thirty percent (30%) of Eligible Inventory, in each case as such percentages may be decreased pursuant to
      Section 2.2.4. To the extent that, in



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order to determine the amount of the Borrowing Base in Dollars, the amount of any Eligible Account or Eligible Inventory is required to be converted into Dollars from any foreign currency amount, such Dollar amount shall be computed using the Dollar Equivalent of the amount of such foreign currency as of the date of calculation of the Borrowing Base. As used herein, "Dollar Equivalent" means, at any time with respect to any amount denominated in a foreign currency, the amount of Dollars for which such foreign currency could be exchanged as determined by (i) the New York foreign exchange selling rates as of the date of determination (or, if such day is not a Business Day, as of the immediately preceding Business Day), as quoted in The Wall Street Journal (Eastern Edition) under "Currency Trading -- Exchange Rates", or (ii) in the event such report shall no longer appear, the rate of exchange set forth for such date on the relevant Reuters currency page, or (iii) in the event such rate of exchange shall not be so set forth, the rate of exchange set forth in such other nationally recognized publication as the Agent may, from time to time, designate to the Borrower in writing.

      "Borrowing Base Certificate" means a certificate of the chief executive, accounting or financial officer of the Borrower in the form of Exhibit 1.

      "Eligible Account" means the net outstanding balance, excluding all finance charges, late fees and other fees, of all Accounts of the Borrower and its Subsidiaries, provided that no Account shall be deemed eligible if-

            (a) a representation or warranty contained in this Agreement, the Security Agreement or any other Loan Document applicable to such Account or Accounts or to Accounts generally has been breached in any material respect with respect to such Account;

            (b) more than forty percent (40%) of the Accounts outstanding from the Account Debtor are ineligible by reason of clause (c), (e), (h), (i),
      0), (q), (r), or (s) of this definition;

            (c) if the Account Debtor has (1) become insolvent or general fail to pay, or admitted in writing its inability to pay, its debts as they become due, (ii) applied for, consented to, or acquiesced in, the appointment of a trustee, receiver, sequestrator or other custodian for such Account Debtor or any property thereof or made a general assignment for the benefit of creditors, (iii) in the absence of such application, consent or acquiescence, permitted or suffered to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Account Debtor or for a substantial part of its property, or (iv)

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       commence or permit or suffer to exist the commencement of, any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding in respect of such Account Debtor;

            (d) such Account is billed other than on standard terms of payment (but in no event longer payment terms than 67 days after invoice date);

            (e) such Account has remained unpaid for a period exceeding 60 days after the due date therefor;

            (f) the Account is denominated in other than Dollars, British Pounds Sterling or Irish Pounds or is payable outside the United States, the United Kingdom or the Republic of Ireland or the Account Debtor for such Account is located outside the United States, the United Kingdom or the Republic of Ireland (unless the Agent shall have approved such Account Debtor in writing) unless the payment of such Account is backed by a letter of credit denominated in Dollars issued or confirmed by an Eligible Lending Institution, and the Agent has received an assignment of rights under such Letter of Credit or has been irrevocably designated the payee of such Letter of Credit;

            (g) the Account Debtor for such Account is an affiliate or employee of the Borrower or any of its Subsidiaries;

            (h) the Account is subject to any setoff by the Account Debtor, in which event such Account will be deemed ineligible to the extent of such setoff,

            (i) the Agent has determined by its own credit analysis exercised in good faith, or the Borrower has reason to know, that there is a reasonable probability that such Account may not be paid;

            (j) the Account is subject to a material claim or dispute by the Account Debtor, but only to the extent of the amount of such claim or dispute;



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            (k) the Account is subject to any Lien whatsoever, other than Liens in favor of the Agent, for its benefit and the benefit of the Lenders and Permitted Liens;

            (1) the Account is not evidenced by an invoicewriting;r

            (m) the Account is evidenced by chattel paper or any instrument unless such chattel paper or instrument is pledged to the Agent as security for the Obligations;

            (n) the Account Debtor of such Account is not the U.S. Department of Defense or Dey Laboratories/E. Merck and such Account, individually or when aggregate with all other outstanding Accounts having the same Account Debtor, exceeds ten percent (20%) of the amount of all Eligible Accounts of the Borrower and its Subsidiaries, in which case such Account or Accounts will be deemed ineligible to the extent of such excess;

            (o) in order to be entitled to collect such Account, the Borrower or any of its Subsidiaries is required to perform additional services for, or perform or incur additional obligations to, the Account Debtor in respect of such Account;

            (p) on and after October 31, 1997, the Account Debtor with respect to such Account is the United States Government or an agency or instrumentality of the United States, unless the Borrower or its Subsidiary has complied with the requirements of the Federal Assignment of Claims Act (32 U.S.C. 3727), or the government of any state of the United States or agency or instrumentality of such state, unless the Borrower or its Subsidiary has complied with any state assignment of claims or similar laws relative to the assignment of such Account and the right to receive payment thereof by the Agent for its benefit and the benefit of the Lenders;

            (q) the Borrower or its Subsidiary, as the case may be, has not submitted or supplied to the Account Debtor all necessary documentation or information for payment of such Account or has not fulfilled all other obligations in respect thereof,


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            (r) there are procedures or investigations pending or overtly threatened by or before any Governmental Authority (i) asserting the invalidity of such Account or the underlying contract related thereto, or
      (ii) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Account or the underlying contract related thereto;

            (s) the Account contravenes in any material respect any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

            (t) the Account Debtor for such Account is located in any state imposing conditions on the right of a foreign (out-of-state) creditor to collect account receivables from Account Debtors located in such state, and the Borrower or such Subsidiary that is the creditor has not satisfied such condition; or

            (u) the Account arose pursuant to a contract that is not, or was not at the time of delivery of goods or services giving rise to such Account, in full force and effect, such contract does not constitute the legal, valid and binding obligations of the Account Debtor or such Account was not created in all material respects in accordance with such contract and all applicable Requirements of Law.

      "Eligible Inventory" means the lower of cost or market value of the Inventory of the Borrower and its Subsidiaries, provided that no Inventory shall be deemed eligible if-

            (a) any warranty or representation contained in this Agreement or any of the other Loan Documents applicable either to Inventory in general or to any specific Inventory has been breached in any material respect with respect to such Inventory;

            (b) it is neither (i) located at one of the places of business of the Borrower or its Subsidiary listed in the Perfection Certificate delivered to the Agent on November 20, 1996 by the Borrower in connection with the Security Agreement or in a Jurisdiction where, if such location is in the United States, all necessary UCC filings have

                                    - 5 -



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been made to perfect the security interest of the Agent under the Security
Agreement in such Inventory and, if located in the United Kingdom or the Republic of Ireland, all actions and filings shall have been taken or made such that the Agent and the Lenders shall have a perfected, first-priority security interest (or the equivalent thereof) in such Inventory under the laws of such jurisdiction, nor (ii) located at such other place of business which is reported to the Agent pursuant to Section 4(a) of the Security Agreement, which the Agent agrees in writing is an acceptable location for Eligible Inventory and which is located in a jurisdiction where, if such location is in the United States, all necessary UCC filings have been made to perfect the security interest of the Agent under the Security Agreement in such Inventory and, if located in the United Kingdom or the Republic of Ireland, all actions and filings shall have been taken or made such that the Agent and the Lenders shall have a perfected, first-priority security interest (or the equivalent thereof) in such Inventory under the laws of such jurisdiction, nor (iii) in transit from one place of business to another;

      (c) with respect to Inventory located in a public warehouse or at a leased location, the Agent has not received a bailee letter or landlord's lien waiver, in form and substance reasonably satisfactory to the Agent;

      (d) it is located at any outside processing location;

      (e) it does not consist of finished goods or raw materials Inventory (i.e., it consists of work-in-process);

      (f) it consists of returned goods;

      (g) it is under consignment to or from any Person;

      (h) it is not of good and merchantable quality, free from defects which would materially and adversely affect the market value thereof,

      (i) it does not meet in all material respects all standards in all material respects imposed by any governmental authority, or any agency, department or division thereof, having regulatory authority over such Inventory;

                                    - 6 -



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it is obsolete or is otherwise currently not usable or saleable in the ordinary course of business of the Borrower and its Subsidiaries; or

                  (k) it consists of Inventory located outside of the United
            States, the United Kingdom or the Republic of Ireland.

           "Inventory" means any "inventory" (as such term is defined in Section 9-109(4) of the UCC) of the Borrower or any of its Subsidiaries.

      SECTION 2. Amendment to Section 1. 1. Section 1. I of the Credit Agreement is hereby amended by replacing the definition of Revolving Loan Commitment Amount in its entirety with the following:

              "Revolving Credit Commitment Amount" means $6,500,000.

      SECTION 3. Amendment to Section 2.2.3. Section 2.2.3 is hereby amended by replacing said Section in its entirety with the following:

      "SECTION 2.2.3. Limitations on Revolving Credit Commitment. No Lender shall be required to make any Revolving Loan if, after giving effect thereto:

                            (a) the then aggregate outstanding principal amount
                      of all Revolving Loans would exceed the Borrowing Base; or

                            (b) the then aggregate outstanding principal amount
                      of all Revolving Loans would exceed the Revolving Loan Commitment Amount less the amount of reserves established by the Agent pursuant to Section 2.3; or

                  (c) the then aggregate outstanding principal amount of such Lender's Revolving Loans would exceed its Revolving Percentage of an amount equal to the Revolving Loan Commitment Amount less the amount of reserves established by the Agent pursuant to Section 2.3.

      Subject to the terms hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving-Loans, in all cases pursuant to the Revolving Loan Commitment."


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SECTION 4. Amendment to Article 2. Article 2 of the Credit Agreement is hereby amended by adding thereto a new Section 2.2.4 as follows:

      "SECTION 2.2.4. Advance Ratios. The Borrower acknowledges that the advance ratios against Eligible Accounts and Eligible Inventory provided in the definition of "Borrowing Base" included in Section 1. I hereof have been established based upon the Agent's determination of the loan value of the Borrower's and its Subsidiaries' Eligible Accounts and Eligible Inventory as of the date of this Agreement. The Agent may, upon the occurrence of change, event or other development which the Agent determines, in its good faith discretion, reasonably likely to have a Material Adverse Change, decrease the advance ratios against Eligible Accounts and Eligible Inventory, and any such decrease shall become effective immediately upon the Agent's giving notice thereof to the Borrower."

      SECTION 5. Amendment to Section 6. 1. 1. Section 6. 1.1 of the Credit Agreement is hereby amended by deleting the "and" appearing immediately after clause (i) thereof, by deleting the period appearing immediately after clause 0) thereof and inserting in lieu thereof and" and by inserting the following new clause (k):

            (k) within fifteen (I 5) days after the close of each calendar month, a Borrowing Base Certificate as of the last day of the preceding calendar month and, if the Borrower shall elect or the Agent shall request in writing, a Borrowing Base Certificate as of a more recent date (any such Borrowing Base Certificate as of a more recent date requested by the Agent shall be delivered no later than the Business Day immediately following such date).

      SECTION 6. Amendment to Exhibits. The Credit Agreement is hereby amended by adding thereto a new Exhibit I in the form of Exhibit I attached to this Amendment.

      SECTION 7. Continuing Effectiveness of Credit Agreement. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms, except as expressly amended or modified by this Amendment.

      SECTION 8. Cost and Expenses. The Borrower agrees to pay all out-of-pocket expenses reasonably incurred the Agent for the negotiation, preparation, execution and delivery of this Amendment (including reasonable fees and expenses of counsel to the Agent).




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      SECTION 9. Effectiveness. This Amendment shall become effective upon receipt by the Agent of (a) a copy of this Amendment, duly executed by each of the Borrower and the Agent, and duly acknowledged and consented to by Brunswick Biomedical Technologies, Inc. in the form attached to this Amendment, (b) an original Revolving Note, dated as of the date of this Amendment, in the principal amount of $6,500,000, and (c) a Borrowing Base Certificate, in the form of Exhibit I to this Amendment, as of the last day of July, 1997. Upon delivery of the Revolving Note referred to in clause (b) above, the Borrower's existing Revolving Note shall be marked "cancelled" and returned to the Borrower.

      SECTION 10. Additional Obligations. In order to induce the Lenders to enter into this Amendment and to increase the Revolving Credit Commitment Amount as set forth herein, the Borrower hereby agrees that, on or before September 30, 1997, it shall deliver to the Agent the following:

                  (a) a certificate, dated as of the date of this Amendment, of the Secretary of each Loan Party as of such date as to:

                        (i) resolutions of its Board of Directors, then in full
                  force and effect authorizing the execution, delivery and performance of this Amendment and the other documents referenced in Section 9 of this Amendment and the related transactions contemplated hereby and thereby, and

                        (ii) the incumbency and signatures of those of its
                  officers authorized to act with respect to such documents, upon which certificate each Lender may conclusively rely until it shall have received further certificates of the Secretary of such Loan Party canceling or amending such prior certificate;

                  (b) copies of the Organic Documents of each Loan Party as of a recent date, certified by, in the case of charters, the appropriate Governmental Authority of the State of such Loan Party's incorporation and, in the case of its other Organic Documents, such Loan Party's Secretary, which documents shall be satisfactory to the Agent;

                  (c) a so-called "good standing" certificate with respect to each Loan Party as of a recent date from the appropriate Governmental Authority of the State of its incorporation;



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                   (d) evidence of qualification of each Loan Party as of a
             recent date to do business in each other jurisdiction in which the failure to so qualify could result in a Material Adverse Change;

                   (e) an opinion letter, dated as of the date of this
             Amendment, addressed to the Agent and all Lenders, from counsel to the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request regarding this Amendment and the transactions contemplated hereby; and

                   (f) such other documents (certified if requested) as the
             Agent or the Required Lenders may reasonably request with respect to this Amendment and the other documents referenced in Section 9 of this Amendment, the transactions contemplated hereby or thereby, or any Organic Document, Contractual Obligation or Regulatory Approval.

The Borrower hereby further agrees that the failure to deliver any of the above items on or prior to September 30, 1997 shall constitute and Event of Default under the Credit Agreement.

      SECTION 11. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

      SECTION 12. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

      SECTION 13. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      SECTION 14. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations


                                    - 10-




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hereunder or under the Credit Agreement except in accordance with the terms of the Credit Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 MERIDIAN MEDICAL TECHNOLOGIES
                                 (as successor by merger to Brunswick
                                 Biomedical Corporation)



                                 By:
                                     -----------------------------------
                                      James H. Miller
                                      President

                                            [CORPORATESEAL]



                                 ING (U.S.) CAPITAL CORPORATION,
                                 (formerly known as Internationale
                                 Nederlanden (U.S.) Capital
                                 Corporation) in its capacity as lender


                                 By:
                                    -----------------------------------
                                     Darren J. Wells
                                     Managing Director








                 [SIGNATURE PAGE TO SECOND AMENDMENT]



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                         ACKNOWLEDGMENT AND CONSENT

      The undersigned hereby acknowledges receipt of a copy of the foregoing Amendment, consents to the terms and provisions set forth therein, and agrees that the Subsidiary Guaranty dated as of April 15, 1996 as amended and supplemented to the date hereof (the "Subsidiary Guaranty") made by the undersigned, in favor of Internationale Nederlanden (U.S.) Capital Corporation ("ING") and such other Lenders as are, or may from time to time become, parties to the Credit Agreement, and ING as Agent for such Lenders, will continue in full force and effect without diminution or impairment notwithstanding the execution and delivery of the amendment. The undersigned further acknowledges and agrees that, upon effectiveness of the amendment and from and after the date thereof, each reference to the Credit Agreement in the Subsidiary Guaranty and each other Loan Document (as such term is defined in the Credit Agreement) to which any of the undersigned is a party shall mean and be a reference to the Credit Agreement as amended by the foregoing amendment.


BRUNSWICK BIOMIEDICAL TECHNOLOGIES, INC.




By:
   -------------------------------
    James H. Miller
    President








                    [SIGNATURE PAGE TO SECOND AMENDMENTI



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                           BORROWING BASE CERTIFICATE

      In accordance with that certain Credit Agreement, dated as of April 15, 1996. as amended by that certain First Amendment to Credit Agreement, dated as of October 25, 1996., that certain Assumption Agreement, dated as of November 20, 1996, and that certain Second Amendment to Credit Agreement, dated as of September 2, 1997 (and as amended, restated, supplemented, extended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Credit Agreement), among MERIDIAN MEDICAL TECHNOLOGIES, INC. (as successor by merger to Brunswick Biomedical Corporation) (the "Borrower"), the Lenders which are, or may from time to time become, party thereto (the "Lenders") and ING (U.S.) CAPITAL CORPORATION (formerly known as Internationale Nederlanden (U.S.) Capital Corporation), as Agent for the Lenders (in such capacity, the "Agent"), the undersigned hereby certifies that as of the date indicated below (the "Borrowing Base Calculation Date") the amounts and representations set forth below are true and correct.

      Borrowing Base Calculation Date:      7/31/97

The calculations contained herein are based upon Eligible Accounts and Eligible Inventory that meet the criteria set forth in the Credit Agreement for Eligible Accounts and
Eligible Inventory:

     1. Amount of Eligible Accounts: (detailed listing attached)    $7,483,784
     2. Item I multiplied by 80%:                                   $5,987,027
     3. Amount of Eligible Inventory: (detailed listing attached)   $4,240,249
     4. Item 3 multiplied by 30%:                                   $1,272,075
     5. Borrowing Base: [Item 2 plus Item 4]                        $7,259,102

      The information contained in this Borrowing Base Certificate is true and correct in all material respects as of the Borrowing Base Calculation Date.

      IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered and the certification and warranties contained herein to be made by an authorized officer of the Borrower authorized to execute and deliver this Certificate.

      Dated this 2nd day of September, 1997.

                                    MERIDIAN MEDICAL TECHNOLOGIES, INC.


                                       By:
                                          ------------------------------
                                           Name:
                                           Title: